UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 30, 2005

AVALON PHARMACEUTICALS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32629	52-2209310
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20358 Seneca Meadows Parkway, Germantown, Maryland		20876
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	301-556-9900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Stock Election for Non-Employee Director Fees

On November 30, 2005, the board of directors of Avalon Pharmaceuticals, Inc. ("Avalon"), on the recommendation of the compensation committee of the board of directors, revised its cash compensation policy for non-employee directors to permit non-employee directors to elect annually to receive all of their annual cash retainer fees in awards of unrestricted common stock of Avalon under Avalon’s stockholder-approved 2005 Omnibus Long-Term Incentive Plan (filed as Exhibit 10.43 to Avalon's Registration Statement on Form S-1 (file no. 333-124565)) (the "Plan"), subject to the terms of the Plan, effective retroactively for fees accrued since October 1, 2005.

Under the existing terms of Avalon's cash compensation policy for non-employee directors, non-employee directors each receive an annual fee of $20,000, with a non-employee Chairman of Avalon's board of directors receiving an additional $25,000 annual fee. Non-employee directors also receive an annual fee of $2,500 for each committee membership, with the Chairman of the audit committee receiving an additional annual fee of $7,500 and the Chairman of the compensation committee and the Chairman of the nominating and corporate governance committee each receiving an additional annual fee of $2,500. Annual fees are paid quarterly in arrears in four equal installments on the first business day of each fiscal quarter.

The number of shares of common stock subject to each stock award is determined by dividing the amount of the quarterly fee installment payable to a non-employee director on the date of grant by the closing price on the Nasdaq National Market of Avalon's common stock on the date of grant.

A copy of the stock election policy for non-employee director fees is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) EXHIBITS

10.1 .............................. Stock Election Policy for Non-Employee Director Fees

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON PHARMACEUTICALS, INC.

December 5, 2005	By:	/s/ Kenneth C. Carter, Ph.D.

Name: Kenneth C. Carter, Ph.D.
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Stock Election Policy for Non-Employee Director Fees